Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

June 5, 2017

Zosano Pharma Corporation

34790 Ardentech Court

Fremont, California 94555

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Zosano Pharma Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the offer and sale by the Company of up to 1,346,008 shares of its common stock, par value $0.0001 per share, of which (i) up to 1,059,008 shares (the “2014 Plan Shares”) are issuable under the Company’s Amended and Restated 2014 Equity and Incentive Plan (the “2014 Plan”), and (ii) up to 287,000 shares (the “Inducement Shares” and, together with the 2014 Plan Shares, the “Shares”) are issuable under Nonstatutory Stock Option Award Agreements between the Company and certain of its employees (the “Inducement Award Agreements”) as an inducement to such employee’s acceptance of employment with the Company.

In arriving at the opinions expressed below, we have examined and relied upon the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the records of meetings and consents of the Company’s Board of Directors and of its stockholders, the 2014 Plan, and the Inducement Award Agreements, each as provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents and certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

We have assumed that the purchase price or other consideration to be received by the Company for the Shares will be valid consideration equal to or in excess of the par value thereof.

In rendering the opinions expressed below, we express no opinion other than as to the federal laws of the United States and the Delaware General Corporation Law, including the statutory provisions contained therein, applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these provisions.

On the basis of the foregoing, it is our opinion that (i) the 2014 Plan Shares, when issued and delivered in accordance with the terms of the 2014 Plan and the awards thereunder against the Company’s receipt of the purchase price or other consideration therefor, and (ii) the Inducement Shares, when issued and delivered in accordance with the Inducement Award Agreements and the awards thereunder against the Company’s receipt of the purchase price or other consideration therefor, will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may it be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Item 5. Interests of Named Experts and Counsel” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law, as published in 53 Business Lawyer 831 (May 1998).

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Stacie S. Aarestad
a Partner